Exhibit 99.1

Cooper-Standard Holdings Inc. Announces Proposed Private Offering of $400 Million of Senior Notes

NOVI, MICH., October 24, 2016 — Cooper-Standard Holdings Inc. (NYSE: CPS) (“Cooper Standard,” “Company” or “we”) today announced that its wholly-owned subsidiary, Cooper-Standard Automotive Inc. (the “Issuer”), intends, subject to market and other customary conditions, to offer $400.0 million in aggregate principal amount of senior notes due 2026 (the “Notes”) in a private offering.

The Issuer intends to use the gross proceeds from the Notes offering, together with cash on hand, to repay the non-extended term loans outstanding under the Issuer’s amended and restated term loan facility, together with accrued and unpaid interest thereon, and to pay fees and expenses related to the Notes offering, such repayment and the amendment and restatement of each of the Issuer’s term loan facility and asset based revolving facility.

The offering of the Notes will be made in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), only to “qualified institutional buyers” in accordance with Rule 144A under the Securities Act and to non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act.

This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy securities, nor will there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Notes and the related note guarantees have not and will not be registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States to, or for the benefit of, U.S. persons except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Forward-Looking Statements

This press release contains certain “forward-looking statements.”  Our use of words such as “estimate,” “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “target,” “project,” “should,” “could,” “would,” “may,” “will,” “forecast,” or other similar expressions, is intended to identify forward-looking statements that represent our current expectations about possible future events or results. We believe these expectations are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Among other items, such factors may include:  prolonged or material contractions in automotive sales and production volumes; escalating pricing pressures; loss of large customers or significant platforms; our ability to successfully compete in the automotive parts industry; availability and increasing volatility in costs of manufactured components and raw materials; disruption in our supply base; risks associated with our non-U.S. operations; foreign currency exchange rate fluctuations; our ability to control the operations of our joint ventures for our sole benefit; our substantial debt; our ability to obtain adequate financing sources in the future; operating and financial restrictions imposed on us under our term loan facility and the asset based revolving facility; the underfunding of our pension plans; significant changes in discount rates and the actual return on pension assets; effectiveness of continuous improvement programs and other cost savings plans; manufacturing facility closings or consolidation; our ability to execute new program launches; our ability to meet customers’ needs for new and improved products; the possibility that our acquisition strategy may not be successful; product liability, warranty and recall claims brought against us; environmental, health and safety laws and other laws and regulations; work stoppages or other labor disruptions; the ability of our intellectual property to withstand legal challenges; cyber-attacks or other disruptions in our information technology systems; the possible volatility of our annual effective tax rate; the possibility of future impairment charges to our goodwill and long-lived assets; the concentrated ownership of our stock which may allow a few owners to exert significant control over us; and our dependence on our subsidiaries for cash to satisfy our obligations. You should not place undue reliance on these forward-looking statements.  We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

CPS_F

Contact for Analysts:	Contact for Media:
Roger Hendriksen	Sharon Wenzl
Cooper Standard	Cooper Standard
Phone: (248) 596-6465	Phone: (248) 596-6211
Email: roger.hendriksen@cooperstandard.com	Email: sswenzl@cooperstandard.com